SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 21, 2003


                             STEEL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 0-14061

                        Kentucky                                 61-0712014
             (State or other jurisdiction of                 (I.R.S. Employer
             incorporation or organization)                 Identification No.)


                  15415 Shelbyville Road, Louisville, KY       40245
              ----------------------------------------------------------
               (Address of principal executive offices)       (Zip Code)

                                 (502) 245-2110
              (Registrant's telephone number, including area code)

                                  Not applicable
--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

              99 Earnings release dated April 21, 2003 for the quarter ended March 31, 2003

Item 9. Regulation FD Disclosure

On April 21, 2003, Steel Technologies Inc. issued a press release announcing results for the second quarter ended March 31, 2003. A copy of the press release is attached as Exhibit 99. This information furnished under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
(Registrant)







  By      /s/ Joseph P. Bellino
          -----------------------------
          Joseph P. Bellino
          Chief Financial Officer
          (Principal Financial and Chief Accounting Officer)




Dated May 14, 2003

                                   EXHIBIT 99


NEWS RELEASE


Contact: Bradford T. Ray                    Joseph P. Bellino
         Chief Executive Officer            Chief Financial Officer
         502/245-2110                       502/245-2110



                 STEEL TECHNOLOGIES INC. REPORTS SECOND QUARTER
              NET INCOME OF $2.0 MILLION OR $0.20 PER DILUTED SHARE

 Comments on Sales Growth, Operations, New Facility and Increase in Credit Line


LOUISVILLE, Ky. (April 21, 2003) - Steel Technologies Inc. (NASDAQ/NM: STTX) today reported results for the second quarter and six months ended March 31, 2003. For the second fiscal quarter, sales increased 13% to $130.1 million from $114.7 million for the same period last year. Net income for the quarter was $2.0 million or $0.20 per diluted share compared with $2.9 million or $0.29 per diluted share for the second quarter of fiscal 2002.

For the first six months of fiscal 2003, sales increased 18% to $256.1 million from $216.3 million for the year-earlier period. Net income through the first half of fiscal 2003 increased 23% to $5.8 million or $0.58 per diluted share from $4.7 million or $0.47 per diluted share in the first six months of fiscal 2002.

"We continue to post solid year-over year sales growth despite a sluggish economy," said Bradford T. Ray, Chairman and Chief Executive Officer. "As previously announced, margins have contracted due to high-priced inventory secured during tight supply conditions in late 2002. We reduced our inventory levels significantly during the quarter and continue to improve our operating performance and working capital management in a challenging economic environment.

"Looking ahead, the underlying strength and market presence of our Company have never been stronger," added Mr. Ray. "We are well positioned to capitalize on the changing market dynamics and look to expand market share and improve financial performance as the economy recovers."

As previously reported on March 7, 2003, the Company completed the purchase of Cold Metal Products Company, Inc.'s Cold Rolled Strip facility in Ottawa, Ohio, for approximately $10 million in cash. The Company utilized availability under its existing bank line to fund the transaction. "The operation of the Ottawa facility is moving ahead as planned and we expect that it will begin to contribute to our results soon," commented Mr. Ray. "This operation will broaden our capabilities, compliment our other cold-rolled strip facilities, expand our product range, and enhance the value we bring to the market."

STTX Announces Second Quarter Results
Page 2
April 21, 2003

Separately, Steel Technologies announced that it recently reached an agreement with its bank group to increase the Company's unsecured credit facility to $151 million from $125 million. The transaction is expected to close by April 30, 2003. In December 2002, the Company and its lenders agreed to extend the credit facility's maturity date through August 31, 2005. "We view both these activities as a reflection of the excellent working relationship we have developed with our bank lenders," added Mr. Ray. "This increase in our credit line will support our strategic plans to grow our core business and will allow us take advantage of market opportunities."

Steel Technologies processes flat-rolled steel to specified thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, agricultural, recreational, office equipment and railcar industries among others. The Company operates 16 production facilities located throughout the United States and Mexico, including three at Mi-Tech Steel, Inc. For the fiscal year ended September 30, 2002, Steel Technologies reported sales of $475.4 million and net income of $15.8 million or $1.60 per diluted share. More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

A simulcast and replay of Steel Technologies' second quarter conference call may be accessed at the Company's web site or at www.companyboardroom.com. The live broadcast will begin at approximately 10:00 a.m. Eastern Time today and a replay of the call will be available at approximately noon Eastern Time and will run through May 21, 2003.

Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.

STTX Announces Second Quarter Results
Page 3
April 21, 2003



                         STEEL TECHNOLOGIES INC.
                  Condensed Consolidated Balance Sheets

                                                      March 31      September 30
                                                        2003            2002
                                                     -----------    ------------
(In thousands)                                       (Unaudited)      (Audited)
--------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents ...................      $   5,274       $   2,127
   Trade accounts receivable, net ..............         73,843          74,000
   Inventories .................................         89,151          87,741
   Deferred income taxes .......................          1,732           1,841
   Prepaid expenses and other assets ...........          4,014           2,789
                                                      ---------       ---------
      Total current assets .....................        174,014         168,498

Property, plant and equipment, net .............        106,647         102,560

Investments in corporate joint ventures ........         16,955          16,590

Goodwill .......................................         18,148          18,148

Other assets ...................................          1,389           1,319
                                                      ---------       ---------
                                                      $ 317,153       $ 307,115
                                                      =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................      $  34,248       $  65,466
   Accrued liabilities .........................         12,016          12,922
   Income taxes payable ........................            -             2,158
   Long-term debt due within one year ..........          5,736           5,759
                                                      ---------       ---------
      Total current liabilities ................         73,992          86,285

Long-term debt .................................        115,680          74,900
Deferred income taxes ..........................         14,571          14,200
                                                      ---------       ---------
      Total liabilities ........................        182,251         175,385
                                                      ---------       ---------
Commitments and contingencies

 Shareholders' equity:
   Preferred stock .............................            --              --
   Common stock.................................         20,302          18,733
   Treasury stock...............................        (23,169)        (22,090)
   Additional paid-in capital ..................          4,909           4,909
   Retained earnings ...........................        138,679         133,869
   Accumulated other comprehensive loss ........         (5,819)         (3,691)
                                                      ---------       ---------
     Total shareholders' equity ................        134,902         131,730
                                                      ---------       ---------
                                                      $ 317,153       $ 307,115
                                                      =========       =========



STTX Announces Second Quarter Results
Page 4
April 21, 2003


                             STEEL TECHNOLOGIES INC.
                   Condensed Consolidated Statements of Income

(Amounts in thousands,                Three Months Ended     Six Months Ended
except per share data, unaudited)          March 31              March 31
--------------------------------------------------------------------------------
                                        2003       2002       2003       2002
                                      ------------------------------------------
Sales ................................ $130,140   $114,703   $256,149  $216,279
Cost of goods sold ...................  118,979    101,388    231,218   192,061
                                       --------   --------   --------  --------
      Gross profit ...................   11,161     13,315     24,931    24,218

Selling, general and
   administrative expenses ...........    6,915      7,889     14,047    15,041
                                       --------   --------   --------   --------
   Operating income ..................    4,246      5,426     10,884     9,177

Interest expense, net ................    1,346      1,300      2,548     2,723
(Gain) loss on disposals/writeoffs of
   property, plant and equipment .....     (217)        90       (102)     (256)
                                       --------   --------   --------   --------
   Income before income taxes and
      equity in net income of
      unconsolidated joint ventures ..    3,117      4,036      8,438     6,710

Provision for income taxes ...........    1,210      1,714      3,066     2,877
                                       --------   --------   --------   --------
   Net income before equity in net
      income of unconsolidated
      joint ventures .................    1,907      2,322      5,372     3,833
Equity in net income of unconsolidated
   corporate joint ventures ..........       85        530        410       883
                                       --------   --------   --------   --------
Net income ........................... $  1,992   $  2,852   $  5,782   $ 4,716
                                       --------   --------   --------   --------
Diluted weighted average number of
   common shares outstanding .........    9,889      9,804      9,925    10,026
                                       ========   ========   ========   ========

Diluted earnings per common share .... $   0.20   $  0.29    $   0.58   $  0.47
                                       ========   ========   ========   ========

Basic weighted average number of
   common shares outstanding .........    9,756      9,715      9,731     9,944
                                       ========   ========   ========   ========

Basic earnings per common share ...... $   0.20   $  0.29    $   0.59   $  0.47
                                       ========   ========   ========   ========

Cash dividends per common share ...... $   --     $   --     $   0.10   $  0.08
                                       ========   ========   ========   ========

                                      -END-